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                                                                    EXHIBIT 23.4


                    CONSENT OF KEEFE, BRUYETTE & WOODS, INC.

     We hereby consent to the use of our opinion letter to the Board of Directors of Citizens Banking Corporation included as Annex B to the Joint
Proxy Statement-Prospectus which forms part of the Registration Statement on Form S-4 relating to the proposed merger of Citizens Acquisition, Inc., a wholly-owned subsidiary of Citizens Banking Corporation, with and into F&M Bancorporation, Inc. and to the references to our firm and such opinion therein.

     In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                        KEEFE, BRUYETTE & WOODS, INC.



                                        by: /s/ Keefe, Bruyette & Woods, Inc.
                                            ---------------------------------
                                            Dated: September 3, 1999